UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 6, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On November 6, 2007, MarkWest Energy Partners, L.P. (the “Partnership”) announced its consolidated financial results for the three and nine months ended September 30, 2007. A copy of the Partnership’s earnings release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On November 7, 2007, the Partnership held a conference call to discuss its third quarter 2007 financial results and other developments. A transcript of the call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The earnings release furnished with this Current Report on Form 8-K includes a presentation of the Partnership’s distributable cash flow. Distributable cash flow is a financial measure that is not calculated in accordance with generally accepted accounting principles (“GAAP”). With the exception of sustaining capital expenditures, the amounts included in the calculation of distributable cash flow are computed in accordance with GAAP. Sustaining capital expenditures include only those capital expenditures that do not increase the capacity of an asset or generate additional revenues or cash flows from operations. A reconciliation of distributable cash flow to net income, our most directly comparable GAAP financial measure, is provided in the earnings release.

We believe that investors benefit from having access to the same financial measures being utilized by management. Distributable cash flow is a significant metric used by our management to compare cash flows generated by the Partnership to the cash distributions we make to our partners. Using this metric, management can compute the coverage ratio of these cash flows to cash distributions. This is an important financial measure for our limited partners (including public unitholders) because it is an indicator of our success in providing a cash return on their investment. Specifically, this financial measure shows investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in our quarterly cash distributions paid to partners. Lastly, distributable cash flow is the quantitative standard used throughout the investment community with respect to publicly traded energy limited partnerships.

ITEM 8.01 Other Events.

                The information filed in Item 2.02 above is incorporated by reference herein.

                Cautionary Statements

                This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

                MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to the Agreement and Plan of Redemption and Merger that was announced on September 5, 2007. Investors and security holders are urged to read such documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the Agreement and Plan of Redemption and Merger transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the Agreement and Plan of Redemption and Merger. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at (866) 858-0482, or by accessing their website at www.markwest.com.

                MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

ITEM 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit

99.1

Press release dated November 6, 2007, announcing third quarter 2007 earnings.

99.2

Transcript of third quarter 2007 earnings call on November 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: November 9, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese, Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1

Press release dated November 6, 2007, announcing third quarter 2007 earnings.

99.2

Transcript of third quarter 2007 earnings call on November 7, 2007.